EXHIBIT 10 (a)




                               MARKETING AGREEMENT


      This Agreement is made and entered into as of the 1st day of September, 2001 by and between MicronPC,LLC ("Vendor"), a Delaware limited liability company with its principal place of business in Nampa, Idaho, and Einstein Computer Corporation ("Einstein"), a Colorado corporation with its principal place of business at 1601 N. Harrison Parkway, Suite 200A, Sunrise, Florida 33323, for the purpose of participating in Employee Purchase Programs (the "Programs") managed by Einstein, as described below.

      The parties agree as follows:

      1. Program Participation. Einstein shall provide Vendor with advertising placements on a non-exclusive basis in the Program catalogs (where applicable), collateral sales materials and related web sites it shall utilize for offering computer sales to the companies (and their employees) and agents listed (the "Participating Companies and Agents") on the Schedule of Program and Marketing Fees (attached hereto as Exhibit A). In the event Einstein develops, manages or otherwise makes any computer sales available to a company or agent not listed on Exhibit A during the terms of this Agreement, such company or agent may, upon mutual written agreement, be added to the list of Participating Companies and Agents under this Agreement. During the term(s) of this Agreement and for a period of one (1) year after the termination of such term(s), Vendor agrees to keep the list of Participating Companies and Agents in strict confidence and shall not disclose the names of such companies or agents to any third party unless required by law. During the term(s) of this Agreement and for a period of thirty days after the termination of such term(s), Vendor shall not, directly or indirectly, intentionally circumvent Einstein and sell computers directly to the companies (and their employees) and agents in a Worksite marketing environment (i.e. to employees via their employer) that are listed in Exhibit A of this Agreement and any subsequent names that may be added to such
Exhibit in accordance with this Agreement. Nothing in this Agreement shall be construed to prevent Vendor from selling a computer to any individual who seeks to purchase a computer or accessories directly from Vendor.

      2. Vendor and Einstein Roles and Responsibilities. (a) During the term of this Agreement, Vendor shall offer the employees of the Participating Companies the discount on the products and/or services described on the Schedule of Program and Marketing Fees (the "Offer"). Vendor agrees that such discounted pricing shall be prominently displayed in advertising related to the Offer.

      (b) Except as may be set forth in the Schedule of Program and Marketing Fees, Vendor hereby agrees that employees of the Participating Companies may place orders for any of the products or services included in the Offer by completing an application and order form. Vendor shall process such orders in accordance with its standard credit approval procedures, and shall accept only those orders which it determines desirable, in its sole discretion;

      (c) Einstein shall bear sole responsibility for all of the costs it incurs procuring sales in connection with this Agreement, including, but not limited to, all costs relating to sales literature, collateral materials, etc; provided, however, that all such materials (i.e., print, web, etc.) shall be subject to Vendor's written approval prior to publication, use in connection with solicitation, etc. Vendor will provide a non-exclusive license to use Vendor's logo and artwork in connection with Einstein's performance of the Agreement, as set forth in Section 8 below;

      (d) Vendor shall contract directly with the employees of the Participating Companies to provide the products, services, warranties, refunds, and other such terms and conditions that shall be included in the offer. Vendor will drop-ship product directly to the end user, as agreed to by Vendor and such employee(s).

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      (e) Vendor may provide to Einstein such PCs, laptops, printers, accessories, etc. as Vendor deems reasonably necessary to the performance of this Agreement, subject to Einstein's prior execution of Vendor's standard Evaluation Product Agreement.

      3.  Fees; Reporting; Taxes

      (a) Vendor shall pay Einstein a Marketing Fee as described on the Schedule of program Exhibit A. Vendor shall forward to Einstein a report in electronic format addressed to containing the following information:

          (i)   the price at which such service or product was sold;
          (ii)  the amount or quantity of service or product sold;
          (iii) the fiscal week of each such sale;
          (iv)  the name of the purchaser's employer; and,
          (v)   a unique customer identifier (as agreed to between the parties).

      (b) The Marketing fee due hereunder for any month or partial month shall be determined according to the formula set forth in the attached Exhibit A, and shall be forwarded to Einstein together with the report for such month or partial month. Vendor shall provide the Marketing Fee report and payment within 20 business days of the end of each Vendor fiscal month. Vendor shall pay fees on all orders subject to this Agreement for which Vendor received payment during the prior Vendor fiscal month, as set forth in the attached Exhibit A.

      (c) Vendor shall be solely responsible for all United States federal, state and local taxes relating to the marketing, shipping and sale of Vendor's products and/or services offered pursuant to the Programs.

        4. Term. (a) This Agreement is effective as of the date hereof and expires on June 30, 2002; provided, however, this Agreement shall automatically renew for additional one (1) year periods unless notice of non-renewal is delivered by either party to the other at lease sixty (60) days prior to the expiration of the initial term or any subsequent renewal term of this Agreement; provided, further, that either party may terminate this Agreement without cause or any further obligation by providing sixty (60) days advance written notice.

        5. Confidentiality. (a) During and for the three (3) years after the term of this Agreement, each party shall keep confidential and not disclose to any third party or use for its own benefit, except as expressly permitted herein, or for the benefit of any third party, any information regarding the employees of the Participating Companies obtained as a result of such employees participating in any Program (including, but not limited to, any information obtained as a result of transactions between Vendor and such employees) or any information concerning the other party's business, technology, customers, advertisers or products which is confidential and proprietary to such party and is generally not known to the public (collectively, "Confidential Information").

(b) The provisions of this Section 5 will not apply to Confidential Information to the extent that such information (i) was generally available to the public without breach of this Agreement by the receiving party; (ii) was rightfully in the receiving party's possession prior to disclosure to it by the disclosing party, (iii) was rightfully received by the receiving party from a third party without a duty of confidentiality; or (iv) is required to be disclosed by operation of law.

(c) If either party breaches any of its obligations under this Section 5 or is susceptible of occurring, such other party shall be entitled to seek equitable relief, including specific performance or an injunction, in addition to any other rights or remedies, including money damages, provided by law.

          6. Representations and Warranties; Disclaimer. (a) Einstein represents and warrants to vendor that (i) Einstein has all rights and licenses necessary to manage the Programs for the Participating Companies and (ii) Einstein shall comply with all applicable laws, regulations and requirements of all applicable jurisdictions.

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          (b) Vendor represents and warrants to Einstein that (i) Vendor has all rights and licenses necessary to market, promote, resell and distribute the products and/or services in connection with the Offer and (ii) Vendor shall comply with all applicable laws, regulations and requirements of all applicable jurisdictions.

          7. Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR (A) INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF THIS AGREEMENT; OR (B) DAMAGES THAT, IN THE AGGREGATE, EXCEED THE GROSS AMOUNTS PAID OR PAYABLE BY VENDOR TO EINSTEIN AT THE TIME THE ACTION GIVING RISE TO A CLAIM FOR DAMAGES AROSE. IN ADDITION, NEITHER PARTY MAKES ANY REPRESENTATIONS THAT THE OPERATION OF THEIR RESPECTIVE WEB SITES WILL BE UNINTERRUPTED OR ERROR FREE AND NEITHER PARTY SHALL BE LIABLE FOR THE CONSEQUENCES OF ANY SUCH INTERRUPTION OR ERRORS. UNDER NO CIRCUMSTANCES SHALL EINSTEIN BE LIABLE FOR EITHER (A) THE CONTENT, PRODUCT OR SERVICES OF VENDOR OR
(B) ANY TRANSACTION BETWEEN THE VENDOR AND THE EMPLOYEES OF THE PARTICIPATING COMPANIES.

        8. Licenses; Trademarks. (a) Subject to the terms and conditions of this Agreement, Vendor grants to Einstein a royalty-free, nonexclusive,worldwide license to use, reproduce, modify, display, distribute, and transmit all content, text, graphics, and other materials related to the advertising placements or the Offer provided by Vendor (collectively, the "Vendor Content") solely to perform its obligations under this Agreement. Einstein's use of the Vendor Content is subject to Vendor's prior review and consent. Vendor will retain all right, title, and interest in and to the Vendor Content and all intellectual property rights therein.

        (b) Subject to the terms and conditions of this Agreement, Vendor grants to Einstein a royalty-free, nonexclusive, worldwide license to use Vendor's trademarks, trade names, service marks, and logos (collectively, the "Vendor Marks") solely to perform its obligations under this Agreement. Einstein's use of the Vendor Marks is subject to Vendor's prior review and consent. Vendor will retain all right, title, and interest in and to the Vendor Marks.

        (c) Vendor has no right to use, or authorize the use of, any trademark, service mark or trade name of any of the Participating Companies, and Vendor shall not use or allow the use of any trademark, service mark, or trade name of any of the Participating Companies without the prior written consent of such Participating Company.

        9. General Provisions. (a) Einstein shall perform its obligations hereunder as an independent contractor and shall be solely responsible for its own financial obligations. Nothing contained herein will be construed to imply a joint venture or principal and agent relationship between the parties, and neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other in connection with the performance hereunder.

(b) This Agreement and the exhibits hereto constitute the entire agreement between the parties, may only be amended in writing signed by both parties, and supersede all prior agreements with respect to the matters covered by this Agreement.

        (c) This Agreement shall benefit and bind the successors and assigns of the parties. The waiver of one breach or default hereunder shall not constitute the waiver of any subsequent breach or default. All waivers must be in writing.

        (d) All notices permitted or required under this Agreement must be in writing and must be delivered in person, mailed by first class mail, postage prepaid (registered or certified), or sent by telecopy with a confirming copy sent by mail, to the party to receive the notice at the address set forth at the beginning of this Agreement or such other address as either party may specify in writing. All such notices will be effective upon receipt.

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        (e) This Agreement may be executed in counter parts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and the parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.

        (f) This Agreement is governed by the laws of the State of Idaho, without giving effect to provisions related to choice of laws or conflict of laws. Venue for any action arising out of or based upon this Agreement shall be in the state and county of the party against whom such action shall be brought. Vendor and Einstein expressly consent and submit to the exclusive jurisdiction of either the state or federal district courts located in such state and county.

        EINSTEIN, INC.                             MICRONPC,LLC

By:                                      By:
    ----------------------------             ----------------------------
Name:  Brett Merl                        Name:  Adam Lerner
Title:                                   Title:
Date:                                    Date:


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           EXHIBIT A Effective ______________ through _______________
                     Schedule of Program and Marketing Fees

The Marketing Fee shall be defined as the difference between the Product Price set forth below and the End User Price that Vendor invoices to the end user customer.The End User Price shall be exclusive of any costs attributable to items other than the computer hardware and associated services, including but not limited to insurance, shipping, taxes, etc. In addition, the Marketing fee for each month shall be reduced by the amount of any return allowances, credits, rebates, etc. provided during that same month in connection with sales under this Agreement.

(Insert list of Participating Companies and Agents)



(Insert list of products/prices)



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